    As filed with the Securities and Exchange Commission on January 30, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                     International Flavors & Fragrances Inc.
             (Exact name of Registrant as specified in its charter)

                 New York                                       13-1432060
      (State or other jurisdiction of                          (IRS Employer
      incorporation or organization)                        Identification No.)

 521 West 57th Street, New York, New York                          10019
 (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (212) 765-5500

                       ----------------------------------

   International Flavors & Fragrances Inc. 2000 Stock Award and Incentive Plan

                       ----------------------------------

                             Stephen A. Block, Esq.
              Senior Vice President, General Counsel and Secretary
                     International Flavors & Fragrances Inc.
                              521 West 57th Street
                            New York, New York 10019
                            Telephone: (212) 765-5500
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                     Proposed
                                                                      Maximum      Proposed Maximum
                                                   Amount            Offering     Aggregate Offering     Amount Of
                                                    To Be            Price Per         Price (4)       Registration
           Title Of Securities                Registered (2)(3)      Share (4)                              Fee
           To Be Registered (1)
Common Stock, $0.12 1/2 par value             4,500,000 Shares        $32.64         $146,880,000         $13,513
=====================================================================================================================


(1)      Includes associated Common Stock Purchase Rights.

(2) This Registration Statement also covers (i) 3,665,000 shares previously registered on, and being carried forward from, a Registration Statement on Form S-3 (File No. 333-46932), with respect to which a registration fee of $27,826 was previously paid, and (ii) 3,499,500 shares previously registered on, and being carried forward from, a Registration Statement on Form S-3 (File No. 333-59689), with respect to which a registration fee of $46,207 was previously paid.
(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the plan.
(4) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of IFF's Common Stock on January 27, 2003, as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of this Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by International Flavors & Fragrances Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference, as of their respective dates, in this Registration Statement:

         (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002, and September 30, 2002, respectively;

         (iii) Current Reports on Form 8-K dated April 24, 2002 (furnished, not filed), May 22, 2002, June 13, 2002, August 12, 2002
                  (furnished, not filed) and January 27, 2003 (furnished, not filed); and

         (iv) The description of IFF's Common Stock contained in IFF's Registration Statement on Form 8-A dated March 22, 2000, as amended by Amendment No. 1 to IFF's Registration Statement on Form 8-A dated October 2, 2000.

         In addition, all documents hereafter filed by IFF pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Stephen A. Block, Esq., Senior Vice President, General Counsel and Secretary of IFF, beneficially owns 7,694 shares of IFF Common Stock, holds options to purchase 382,500 additional shares of IFF Common Stock as of the date of this Registration Statement and is eligible to participate in the 2000 Stock Award and Incentive Plan. Mr. Block has passed upon the validity of the shares of IFF Common Stock offered under this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         On July 24, 1986, New York substantially revised the provisions of the New York Business Corporation Law ("BCL") to permit New York corporations to extend broader protection to their directors and officers by way of indemnity and advancement of expenses than that previously afforded by New York law. On October 31, 1986, the Board amended IFF's By-laws to extend such indemnification and advancement of expenses to its directors and officers. Article II, Section 14 of IFF's By-laws, as amended (the "By-laws"), provides among other things that IFF shall indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses arising out of an action or proceeding, to which such person shall have been made a party by reason of the fact he or she is or was a director or officer of the corporation, unless a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the action so adjudicated, or that he or she personally gained in fact a personal profit or other advantage to which he or she was not entitled. The By-laws also require IFF to advance litigation expenses of such director or officer upon receipt of an undertaking to repay such advances if the director or officer is ultimately determined not to be entitled to indemnification.

         In July 1987, New York added Section 402(b) to the BCL which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate or limit the personal liability of directors to a corporation and its shareholders for damages arising from breaches of the directors' duty. On May 13, 1988, IFF amended its Certificate of Incorporation by adding a new Article Eleventh which had been approved by the shareholders on May 12, 1988. Article Eleventh provides that no director of IFF shall be personally liable to IFF or its shareholders for damages for any breach of duty as a director. Article Eleventh does not permit elimination or limitation of the liability of any director if a judgment or other final adjudication adverse to him or her establishes that (i) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally derived a financial profit or other advantage to which he or she was not legally entitled, or (ii) that his or her action involved (a) an improper declaration of any dividend or other distribution, (b) an improper redemption by IFF of its own shares, (c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of IFF or (d) the making of an improper loan to a director. Article Eleventh also does not authorize any limitation on the ability of IFF or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of the amendment to IFF's Certificate of Incorporation containing the limitation on directors' liability.

         On December 9, 1975, the Board adopted a resolution pursuant to which IFF is obligated to indemnify, to the extent permitted by law, any director, officer or employee of IFF against any liability arising out of claims under the Employee Retirement Income Security Act of 1974.

         IFF also maintains Directors and Officers Liability Insurance on behalf of its officers and directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

    Exhibit No.   Description of Exhibit
  --------------  ---------------------------

         4.1 Shareholder Protection Rights Agreement, dated as of March 21, 2000, between IFF and The Bank of New York, as Rights Agent (the "Rights Agreement") (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated March 22, 2000).

         4.1a First Amendment, dated as of September 26, 2000, to the Rights Agreement (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated September 26, 2000).

         4.1b Letter Agreement between IFF and Wachovia Bank, National Association ("Wachovia") dated as of October 31, 2002 appointing Wachovia as Successor Rights Agent pursuant to the Rights Agreement (incorporated by reference to Exhibit 4(a) to IFF's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

         4.2 Specimen certificate of IFF's Common Stock (incorporated by reference to Exhibit 4(b) to IFF's Registration Statement on Form S-3 filed on September 29, 2000 (Reg. No. 333-46932)).

         5        Opinion of Stephen A. Block.

         15       Not applicable.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Stephen A. Block (included in Exhibit 5).

         24       Powers of Attorney.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on this 30th day of January, 2003.

                                  INTERNATIONAL FLAVORS & FRAGRANCES INC.




                                  By:   /s/  Stephen A. Block
                                        --------------------------
                                        Stephen A. Block
                                        Senior Vice President, General Counsel
                                          and Secretary

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                          Title                              Date

                           *                              Chairman of the Board and
                                                          Chief Executive Officer               January 30, 2003
-------------------------------------------------
Richard A. Goldstein


                           *                              Senior Vice President and
                                                          Chief Financial Officer               January 30, 2003
-------------------------------------------------
Douglas J. Wetmore


                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
Margaret Hayes Adame



                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
Gunter Blobel



                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
J. Michael Cook


                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
Peter A. Georgescu

                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
Arthur C. Martinez


                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
Henry P. van Ameringen


                             *
                                                                  Director                      January 30, 2003
-------------------------------------------------
William D. Van Dyke III



                                                     *By:     /s/ Stephen A. Block
                                                              --------------------------
                                                                       Attorney-In-Fact


                                LIST OF EXHIBITS

    Exhibit No.   Description of Exhibit

         4.1 Shareholder Protection Rights Agreement, dated as of March 21, 2000, between IFF and The Bank of New York, as Rights Agent (the "Rights Agreement") (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated March 22, 2000).

         4.1a First Amendment, dated as of September 26, 2000, to the Rights Agreement (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated September 26, 2000).

         4.1b Letter Agreement between IFF and Wachovia Bank, National Association ("Wachovia") dated as of October 31, 2002 appointing Wachovia as Successor Rights Agent pursuant to the Rights Agreement (incorporated by reference to Exhibit 4(a) to IFF's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

         4.2 Specimen certificate of IFF's Common Stock (incorporated by reference to Exhibit 4(b) to IFF's Registration Statement on Form S-3 filed on September 29, 2000 (Reg. No. 333-46932)).

         5        Opinion of Stephen A. Block.

         15       Not applicable.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Stephen A. Block (included in Exhibit 5).

         24       Powers of Attorney.